Exhibit 21.1
List of Subsidiaries of Privia Health Group, Inc.

Legal Name of Entity	Jurisdiction of Formation
BASS Privia Management Company of California, LLC	CA
CMG ACO, LLC	CT
Complete MD Solutions, LLC	TX
Patient Health Advocacy Solutions, LLC	DE
PH Group Holdings Corp. (f/k/a Brighton Health Services Holdings Corp.)	DE
PMG POL, LLC	DE
PMG South Carolina Holdings, PLLC	SC
PMG Washington Holdings, PLLC	WA
PMG West Texas Holdings, PLLC	TX
PMG-TN Physicians, PLLC	TN
PQN Central Texas, LLC	DE
PQN-CT II, LLC	DE
PQN Georgia, LLC	GA
Privia Care Center, LLC	VA
Privia Care Partners Georgia, LLC	DE
Privia DC Metro Management Company, LLC	DE
Privia Health, LLC	DE
Privia Management Company Delaware, LLC	DE
Privia Management Company Montana, LLC	DE
Privia Management Company North Carolina, LLC	DE
Privia Management Company of Georgia, LLC	GA
Privia Management Company of North Texas, LLC	DE
Privia Management Company South Carolina, LLC	DE
Privia Management Company of Ohio, LLC	DE
Privia Management Company Tennessee, LLC	DE
Privia Management Company Washington, LLC	DE
Privia Management Company West Texas, LLC	DE
Privia Management Company, LLC	DE
Privia Management Services Organization, LLC	DE
Privia Medical Group of Georgia, LLC	GA
Privia Medical Group of South Georgia, LLC	GA
Privia Medical Group South Carolina, LLC	SC
Privia Medical Group Tennessee, PLLC	TN
Privia Medical Group Washington, PLLC	WA
Privia Medical Group West Texas, PLLC	TX
Privia Medical Group, LLC	DE
Privia Pediatric Medical Group of Georgia, LLC	GA
Privia Quality Network - I, LLC	DE
Privia Quality Network - II, LLC	DE

Exhibit 21.1

Privia Quality Network - III, LLC	DE
Privia Quality Network Central Florida, LLC	DE
Privia Quality Network Connecticut, LLC	DE
Privia Quality Network Colorado, LLC	DE
Privia Quality Network Delaware, LLC	DE
Privia Quality Network Florida II, LLC	DE
Privia Quality Network Gulf Coast II, LLC	DE
Privia Quality Network of California, LLC	DE
Privia Quality Network Maryland, LLC	DE
Privia Quality Network Tennessee, LLC	DE
Privia Quality Network, LLC	DE
Privia Quality Network/Novant Health Enterprises, LLC	DE
Privia Services Company Connecticut, LLC	CT
Privia Virtual Health, LLC	DE
Privia Women’s Health, LLC	VA
Privia Women’s Specialty IPA, LLC	DE
Women’s Health Management Company, LLC	DE